                                                               Exhibit 21.1


Subsidiaries of the Registrant

The following companies are subsidiaries of the Registrant as of December 31, 2000.


                                               Jurisdiction of    Percentage
Name                                             Incorporation     Ownership
----                                           ---------------    ----------
RLI Insurance Company                                 Illinois          100%

RLI Aviation, Inc.                                    Illinois          100%

Replacement Lens Inc.                                 Illinois          100%

Mt. Hawley Insurance Company                          Illinois          100%

RLI Insurance Ltd.                                     Bermuda          100%

RLI Insurance Agency Ltd.                               Canada          100%

RLI Mortgage Services, LLC                            Illinois           50%

RLI Premium Finance, LLC                               Georgia           55%

UIH, Inc.                                             Illinois          100%

Underwriters Indemnity Company                           Texas          100%

Underwriters Settlement Services, Inc.                   Texas          100%

Planet Indemnity Company                              Illinois          100%

Underwriters Indemnity General Agency, Inc.              Texas          100%

Safe Fleet Insurance Services, Inc.                 California          100%



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